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                               TEXTRON FINANCIAL
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            Textron Financial Corporation, Subsidiary of Textron Inc.

                                SECOND AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

     This Second Amendment to Loan and Security Agreement (the "Amendment") is executed as of December 31, 2003 (the "Effective Date"), by and between GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation ("Borrower"), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                                    RECITALS

     A. Lender and Borrower have established a discretionary revolving credit facility pursuant to that certain Loan and Security Agreement dated as of May 27, 2003, as may have been previously amended, modified or supplemented (the "Agreement"). All documents, agreements and/or instruments executed in connection with the Agreement are hereinafter collectively referred to as the "Transaction Documents."

     B. Lender and Borrower wish to amend certain provisions of the Agreement, as provided in this Amendment.

                                    AGREEMENT

     In reliance upon the representations, warranties and covenants of Borrower set forth in the Agreement, as hereby amended, Lender and Borrower agree as follows:

     1. Capitalized terms not defined in this Amendment shall have the definitions given to them in the Agreement, where applicable, or the Uniform Commercial Code of the State of Rhode Island (the "UCC"), as the same may be amended from time to time. If there are conflicting definitions in the Agreement and the UCC, the definition in the Agreement shall control.

     2. From and after the Effective Date, the Agreement is amended to insert "Employment Contract" as a defined term in the Definitions section as follows:

          "Employment Contract" means the Second Amended and Restated Employment Agreement effective October 13, 2003 by and between Borrower and Angelo S. Morini.

     3. From and after the Effective Date, the definition of "Fixed Charge Coverage Ratio" in the Agremeent is amended and restated in its entirety to read as follows:

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Borrower's EBITDA plus all accrued but unpaid costs associated with the Employment Contract

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          minus any and all cash  payments  made under the  Employment  Contract minus Unfunded Capital Expenditures minus taxes actually paid by Borrower in cash minus distributrions and dividends paid by Borrower
          in  cash,  to  (ii)   Borrower's   Interest   Expense  plus  scheduled
          amoritization payments (including Capitalized Lease payments) made by Borrower, in each case for such period.

     4. From and after the Effective Date, the definition of "Adjusted Tangible Net Worth" in the Agremeent is amended and restated in its entirety to read as follows:

          "Adjusted Tangible Net Worth" means, with respect to Borrower, the sum of (i) stockholder's equity, including preferred stock, determined in accordance with GAAP, (ii) subordinated indebtedness (if any), and
          (iii) all accrued but unpaid costs associated with the Employment Contract, minus the sum of (a) Intangible Assets, (b) all loans or advances to any Person, and (c) prepaid expenses.

     5. From and after the Effective Date, Article 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Field Examination Fee. For each field examination of the books, records and other assets of Borrower performed by on or more employees or agents of Lender, Borrower shall pay to Lender a field examination fee in an amount equal to Eight Hundred Fifty U.S. Dollars ($850.00) (or such other amount as Lender shall establish from time to time on notice to Borrower) for each day spent by each such employee in performing and/or summarizing the results of such examination
          (including all necessary travel time) plus all reasonable "out-of-pocket" expenses. Field examinations shall be performed by Lender no more frequently than quarterly, or, if Borrower is in default, with such frequency as Lender shall determine in its sole discretion, and each field examination fee shall be payable by Borrower to Lender on the date on which each such field examination is performed."

     6. From and after the Effective Date, Article II of the Agreement is hereby amended by adding the following as Article 2.9:

          "Late Financial Statements Fee. Borrower shall pay to Lender a late financial statements fee in an amount equal to Fifty U.S. Dollars ($50.00) for each and every day that Borrower fails or neglects to perform, keep or observe any covenant contained in Article 6.1 of this Agreement.

         7. The parties to this Amendment acknowledge and agree that the security interests created pursuant to the Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. Without limiting the generality of the foregoing, the parties expressly do not intend to extinguish any security interest created by the Agreement or the Transaction Documents.

     8. Borrower hereby represents and warrants to Lender as follows: (a) except as disclosed in that certain letter dated the date hereof from Borrower to Lender, the Representations and Warranties contained in Article V of the Agreement are true and correct as of the date of this Amendment; (b) the execution, delivery and performance by Borrower of this

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Amendment have been duly authorized by all necessary  corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any third person party in order to be effective and enforceable; and (c) the Agreement, as amended, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, recoupment or offset.

     9. This Amendment shall not be effective until the following conditions precedent are satisfied: (a) each party named on the signature pages of this Amendment shall have executed and delivered a counterpart of this Amendment; and
(b) each guarantor of the obligations of Borrower to Lender shall have executed and delivered a written Acknowledgment of Guarantor.

     10. In order to induce Lender to enter into this Amendment, Borrower agree to pay to Lender an Amendment Fee in the amount of $500 and a Documentation Fee in the amount of $500. The Amendment Fee and the Documentation Fee shall be earned by Lender upon the execution of this Amendment and shall be payable by Borrower to Lender on the date thereof.

     11. Except as expressly amended in this Amendment, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect without further modification or amendment. This Amendment shall be deemed incorporated into, and made a part of, the Agreement.

     12. This Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties with reference to all matters discussed in this Amendment, and this Amendment supersedes all prior drafts and communications with respect thereto.

     The undersigned, pursuant to due authority, have caused this Amendment to be executed as of the date set forth above.

LENDER:                                    BORROWER:
TEXTRON FINANCIAL CORPORATION              GALAXY NUTRITIONAL FOODS, INC.


By: /s/ Diana Cavallari                    By: /s/ Salvatore J. Furnari
    -------------------------------            --------------------------------
Print Name:  Diana Cavallari               Print Name:  Salvatore J. Furnari
Print Title: Account Executive             Print Title: Chief Financial Officer



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